UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 13, 2011

Date of Earliest Event Reported:  May 10, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH		45502-9032
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.02.  Financial Statements and Exhibits.

On Tuesday, May 10, 2011, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2011.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 13, 2011

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

AdCare Health Systems Reports First Quarter 2011 Results

SPRINGFIELD, Ohio, May 10, 2011 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, reported unaudited financial results for the first quarter ended March 31, 2011.

Financial Highlights: Q1 2011 vs. Q1 2010

•

Record quarter revenues, up 394% to $31.5 million

•

Income from operations totaled $357,000 versus loss from operations

•

Adjusted EBITDAR up 689% to a record $3.9 million

Q1 2011 Summary of Financial Results

Revenue in the first quarter of 2011 increased 394% to a record $31.5 million from $6.4 million in the same quarter a year ago. The increase in revenue was primarily due to acquisitions completed since August 2010 as part of the company’s M&A program. An increase in revenue from company’s skilled nursing and assisted living facilities that existed before August 2010 also contributed to the improvement in revenue. A more detailed discussion and analysis of the company’s performance will be available in AdCare’s Form 10-Q to be filed with the Security and Exchange Commission.

Income from operations in the first quarter of 2011 was $357,000, which compares to a loss from operations of $114,000 in the same year-ago period. The increase in income from operations was primarily due to acquisitions that substantially increased patient care revenue.

For earnings attributable to the company and its shareholders, the company recorded a net loss in the first quarter of 2011 of $765,000 or $(0.09) per share, versus net income of $410,000 or $0.05 per diluted share in the same year-ago period. The first quarter 2011 net loss included acquisition expense of approximately $148,000 and a derivative loss of $1.3 million, compared to neither occurring in the same year-ago quarter. This was offset by a gain on acquisition, net of acquisition cost of $979,000 in the first quarter of 2011. The company also experienced an increase in cash-based corporate payroll overhead costs of approximately $354,000 in Q1 2011 versus Q1 2010, as the company ramps up operations and facility integration activity related to its acquisition strategy. Total stock-based compensation in the first quarter of 2011 was $390,000, as compared to $216,000 in the same year-ago quarter.

Adjusted EBITDAR in the first quarter of 2011 totaled $3.9 million, up 689% from an adjusted EBITDAR of $496,000 in the first quarter of 2010 (see the definition and an important discussion about the presentation of adjusted EBITDAR, a non-GAAP term, below.)

Cash at March 31, 2011 totaled $9.7 million, with deposits on pending acquisitions of $1.2 million. This compares to cash of $3.9 million at December 31, 2010, with the increase of cash in the first quarter primarily due to financings and the collection of certain receivables purchased as part of an acquisition completed in 2010.

Q1 2011 Operational Highlights

•

AdCare assumed control effective January 1, 2011 of Mountain Trace Nursing Center, a 106-bed nursing facility in North Carolina. Mountain Trace was generating an estimated $7.8 million in annualized revenues when AdCare closed the acquisition at the end of December 2010. (See table “Summary of Closed and Pending Transactions Since Start of M&A Program,” below).

•

In January, AdCare appointed Boyd P. Gentry as Co-CEO. Gentry is sharing the new co-CEO position with Gary Wade, AdCares's co-founder, president and chief executive officer, who is planning to retire from his management roles in June 2011. Upon Wade's retirement, Gentry will become president and chief executive officer, and Wade will continue as a member of the company's board of directors.

•

In March, AdCare signed a definitive agreement for the asset purchase of four skilled nursing facilities in Arkansas and the acquisition of a 10-year lease for one skilled nursing facility in Missouri. The five facilities have 506 beds in total, which generated revenues of more than $25 million in 2010. The transaction is anticipated to be immediately accretive to AdCare's earnings when it closes, as expected, early in the third quarter.

•

In May, AdCare acquired two new skilled nursing centers in Georgia. The facilities have a total of 235 beds that were generating at the time of the acquisition approximately $16 million in annualized revenue.

•

By the end of the first quarter, the company owned or leased 16 skilled nursing facilities with 1,790 beds and six assisted living facilities with 196 units. Facilities managed by the company for third parties totaled five skilled nursing homes with 403 beds, two assisted living facilities with 139 units, and an 83-unit independent living campus.

Management Commentary

“Our record revenues in the first quarter of 2011 reflect the major contribution of our successful, ongoing M&A program,” said Boyd P. Gentry, AdCare’s co-CEO. “We also realized organic growth from our previously existing skilled nursing and assisted living facilities, which operate in market segments that increasingly represent our core business focus and greatest opportunity for revenue growth. These results reflect the gains we expect to realize across all of our facilities as we continue to leverage operational improvements, as well as maintain the aggressive pace of our acquisition efforts.”

Chris Brogdon, AdCare’s chief acquisition officer, commented: “We’ve now purchased or acquired under lease some 19 facilities since we introduced our M&A program at the end of 2009. Including the transactions we have announced and are in the process of closing, we expect our annualized revenue run-rate to exceed an estimated $175 million. This would represent an increase of more than 555% over annual revenues in 2009 when this all began. We continue to expect an EBITDAR margin with these facilities  exclusive of acquisition-related costs  to be at least 10% going forward.”

"We are currently evaluating several attractive acquisition opportunities in the southern region of the U.S., as well as around our home base in the Midwest," added Brogdon. "We expect to announce signing a number of them over the next few months.”

Conference Call and Webcast

The company will hold a conference call to discuss its 2011 financial results later today, May 10, 2011 at 4:30 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Tuesday, May 10, 2011

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-877-941-8602

International: 1-480-629-9811

Conference ID#: 4439538

The conference call will be broadcast simultaneously at http://viavid.net/dce.aspx?sid=00008600 and available for replay via the investor section of the company's Web site at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until June 10, 2011:

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4439538

Summary of Closed and Pending Transactions Since Start of M&A Program

Description	Size	Location	Type	ARR*	Terms	Closing Status
Assisted Living Facility	105 Units	Hoover, AL	Consolidated Variable Interest Entity (CVIE)	Currently $2 million at 59% occupancy	1 yr purchase option, expiring June 2011	Signed Option 6-25. Currently a CVIE
Five Nursing Homes	615 beds	Georgia	Lease	$35 million	10-yr lease	Closed 7-30-10
Three Nursing Homes	280 beds	Georgia	Lease	$15.5 million	10-yr lease (combined with the above)	Closed 9-2-10
Two Nursing Homes	306 beds	Alabama	Purchase	$18 million	Long-term fixed rate loan, USDA guaranteed	Closed 10-1-10
Two Nursing Homes	300 beds	Atlanta, GA	Lease	$21 million	12-yr lease with renewal option	Closed 11-2-10
Nursing Facility	106 beds	Sylva, NC	Purchase	$7.8 million	Long-term fixed rate loan, USDA guaranteed	Closed 12-31-10
Three Nursing Homes	335 beds	Atlanta, GA & Dublin, GA	Purchase	$16.4 million	Long-term fixed rate loan (USDA guaranteed and bank loans)	Closed Two 5-2-2011; Other Expected in Q2-11
Five Nursing Homes	506 beds	Arkansas & Missouri	Purchase (four) and Lease (one)	$25.0 million	Long-term fixed rate loan (USDA guaranteed and bank loans), one 10-year lease	Closing Expected in Early Q3-11
Total	2,553			$140.7 million

*ARR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects, " "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statments made by Mr. Gentry that these results reflect the gains we expect to realize across all of our facilities, and statements by Mr. Brogdon that the company  expect its annualized revenue run-rate to exceed an estimated $175 million, and that this would represent an increase of more than 555% over annual revenues in 2009 when the company’s M&A program began, as well as statements regarding the signing and closing of expected acquisitions. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the SEC and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Use of Non-GAAP Financial Information

Beginning with the reporting of results for this first quarter of 2011, the company has transitioned from reporting EBITDA, and EBITDAR, to also reporting adjusted EBITDAR. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines EBITDA as net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation). The company defines EBITDAR as net income (loss) before interest income, interest expense, income tax expense, depreciation, amortization (including amortization of non-cash stock-based compensation) and rent cost. The company defines adjusted EBITDAR as net income (loss) before interest income; interest expense; income tax expense; depreciation; amortization (including amortization of non-cash stock-based compensation); rent cost; gain on acquisitions, net of acquisition costs; and derivative loss.

EBITDA, EBITDAR, and adjusted EBITDAR should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. The metrics are a key measures of AdCare Health Systems’ operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss and certain gains on acquisitions.

The company believes these measures are useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•

It is helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•

It provides an assessment of controllable expenses and affords management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•

It is an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company’s day-to-day operations.

AdCare Health Systems, Inc and Subsidiaries
Reconciliation of Net (Loss) Income to EBITDA, EBITDAR and Adjusted EBITDAR
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net Income (Loss)	(941,633)	414,205
Interest income	(19,159)	(5,689)
Interest expense	1,459,349	292,945
Income tax expense	96,372	10,642
Amortization of stock based compensation	389,994	215,810
Depreciation and amortization	651,193	242,564
EBITDA	1,636,116	1,170,477
Rent expense	1,902,724	151,151
EBITDAR	3,538,840	1,321,628
Gain on acquisitions, net of acquisition costs	(979,339)	(825,989)
Derivative loss	1,349,866	-
Adjusted EBITDAR	3,909,367	495,639

Company Contacts

Boyd Gentry, Co-CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
ASSETS	2011	2010
Current Assets:	(Unaudited)
Cash and cash equivalents	$ 9,703,956	$ 3,911,140
Restricted cash	408,172	1,047,454
Accounts receivable:
Long-term care resident receivables, net	13,394,390	10,943,963
Management, consulting and development receivables, net	228,191	271,224
Prepaid expenses and other	1,718,264	1,243,663
Total current assets	25,452,973	17,417,444

Restricted cash and investments	3,166,029	3,099,936
Property and equipment, net	43,843,404	37,606,301
Intangibles, net	16,994,030	16,159,845
Goodwill	2,679,482	2,679,482
Escrow deposits for acquisitions	1,150,000	1,725,086
Lease deposits	1,670,282	1,670,282
Other assets	3,279,207	2,600,530
Total assets	$ 98,235,407	$ 82,958,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 7,833,596	$ 3,633,401
Accounts payable	4,905,709	3,411,772
Accrued expenses	10,967,743	9,664,325
Total current liabilities	23,707,048	16,709,498

Notes payable and other debt, net of current portion	54,217,648	47,210,995
Derivative liability	4,255,616	2,905,750
Other liabilities	1,347,700	1,267,429
Deferred tax liability	351,512	255,141
Total liabilities	83,879,524	68,348,813

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, no par value; 1,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
29,000,000 shares authorized; 8,349,197 shares issued and outstanding	27,299,293	26,611,870
Accumulated deficit	(13,314,166)	(12,548,870)
Total stockholders' equity	13,985,127	14,063,000
Noncontrolling interest in subsidiaries	370,756	547,093
Total equity	14,355,883	14,610,093
Total liabilities and stockholders' equity	$ 98,235,407	$ 82,958,906

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Patient care revenues	$ 31,012,524	$ 5,866,787
Management, consulting and development fee revenue	497,341	507,731
Total revenue	31,509,865	6,374,518

Expenses:
Payroll and related payroll costs	18,115,812	4,060,964
Other operating expenses	10,482,845	2,033,725
Lease expense	1,902,724	151,151
Depreciation and amortization	651,193	242,564
Total expenses	31,152,574	6,488,404

Income (Loss) from Operations	357,291	(113,886)

Other (Expense) Income:
Interest income	19,159	5,689
Interest expense	(1,459,349)	(292,945)
Gain on acquisitions, net of acquisition costs	979,339	825,989
Derivative loss	(1,349,866)	-
Other income	608,165	-
Total other (expense) income	(1,202,552)	538,733

(Loss) Income Before Income Taxes	(845,261)	424,847
Income Tax Expense	(96,372)	(10,642)
Net (Loss) Income	(941,633)	414,205
Net Loss (Income) Attributable to Noncontrolling Interests	176,337	(4,704)
Net (Loss) Income Attributable to AdCare Health Systems	$(765,296)	$ 409,501

Net (Loss) Income Per Share, Basic:	$ (0.09)	$ 0.07
Net (Loss) Income Per Share, Diluted:	$ (0.09)	$ 0.05

Weighted Average Common Shares Outstanding,
Basic	8,349,197	5,670,007
Diluted	8,349,197	8,196,206